                                                                    EXHIBIT 10.3

                                                CONFIDENTIAL TREATMENT REQUESTED
                                        UNDER 17 C.F.R. SECTIONS 200.80 (B) (4),
                                                            200.83 AND 240.24B-2


                               ASSEMBLY AGREEMENT


        THIS ASSEMBLY AGREEMENT ("Agreement") made as of the 1st day of April, 1999 (the "EFFECTIVE DATE") by and between GLOBAL LEAK DETECTION (U.S.A.), INC., a Nevada, U.S.A. Corporation with its principal offices at Carson City, Nevada, U.S.A. (herein called "MANUFACTURER"), and MOTORVAC TECHNOLOGIES, INC., a Delaware, U.S.A. Corporation with its principal office at Santa Ana, California, U.S.A. (the "ASSEMBLER").

                                    RECITALS:

                                     WHEREAS

        A. Manufacturer and Global Leak Detection Corp., an Alberta, Canada corporation ("PARENT") have developed proprietary methodology, processes and machinery for the manufacture of and have the right to manufacture certain proprietary products for the detection of leaks in automotive, commercial, industrial, marine or residential applications (the "PRODUCTS"), which Products include in particular a combined apparatus, casing, and appurtenances for the detection of leaks in automotive systems (the "AUTOMOTIVE UNIT"), which Product in particular contains vapour generation capability housed in a sealed canister (the "AUTOMOTIVE CANISTER").

        B. Manufacturer and Parent continue to carry out research and development programs in respect of the Products and their manufacture;

        C. Assembler desires to assemble the Automotive Unit by incorporating the Automotive Canister. The parties acknowledge that this Agreement is limited to enabling the assembly of only those Products as may be specified hereunder from time to time and the terms thereof in respect of each Product from time to time.

        D. Assembler desires to make the Housing (as defined herein) to house the Automotive Canister, which together with the Automotive Canister shall form the Automotive Unit, which shall be distributed by Assembler, as Master Distributor, pursuant to that certain Master Distributor Agreement between the parties executed concurrently herewith.

        F. Whereas the following additional provisions attached as Schedules hereto shall form part of this Agreement:

        Schedule A           Trading Area
        Schedule B-1         Litigation (Manufacturer)



                                       1.

        Schedule B-2         Litigation (Assembler)
        Schedule C           Dispute Resolution
        Schedule D-1         Confidentiality and Non-Disclosure Agreement (Manufacturer)
        Schedule D-2         Confidentiality and Non-Disclosure Agreement (Assembler)
        Schedule E           Non-Competition Agreement

        NOW THEREFORE in consideration of the mutual promises and covenants herein the parties agree as follows:

1.      APPOINTMENT AND GRANT OF LICENSE.

        1.1 Manufacturer hereby appoints Assembler as the exclusive assembler of Automotive Units in the Trading Area, and Assembler hereby accepts such appointment, upon the terms and conditions of this Agreement. For purposes of this Agreement, the Trading Area shall consist of the territories included on SCHEDULE A (which Trading Area is identical to the Trading Area under the Master Distributor Agreement of even date hereunder, as it may be amended from time to time (the "Master Distributor Agreement")). Notwithstanding anything herein to the contrary, in the event Assembler's exclusivity under the Master Distributor Agreement is terminated in accordance with the terms of such agreement, then Manufacturer shall have the right to terminate the exclusivity of Assembler's rights hereunder immediately upon delivery of written notice of such termination to Assembler.

        1.2 Subject to the terms and conditions of this Agreement, Manufacturer hereby grants to Assembler an exclusive right and license to assemble Automotive Units, pursuant to the external specifications of the Automotive Canister as provided by Manufacturer in writing, and permanently incorporate the Automotive Canister for integrated assembly into a merchantable unit or Product as described herein. Assembler shall not sub-contract the right to assemble all or any part of the Automotive Units without the prior written consent of Manufacturer.

        1.3 Manufacturer shall provide the external specifications for the Automotive Canister to Assembler hereunder, in writing, as and when available and free of cost. The agreed upon specifications may be changed: (i) upon thirty
(30) days advance written notice to Assembler; and (ii) so long as any such change does not adversely affect physical or functional interchangeability for performance of the Automotive Canister as incorporated into the Housing.

2.      MANUFACTURER PROVIDES AUTOMOTIVE CANISTERS.

        2.1 Manufacturer shall be the exclusive supplier of Automotive Canisters to Assembler for purposes of Assembler's performance of this Agreement; provided, however, that Assembler shall have the right to produce Automotive Canisters for assembly of Automotive Units hereunder if Manufacturer is unable to satisfy Assembler's projected demand for Automotive Canisters, as set forth in this Section 2.1 below.

               (a) On one or more occasions, Assembler shall be entitled to request, in writing, of Manufacturer the grant of a temporary license to produce the Automotive Canisters provided all of the following conditions have been fulfilled:



                                       2.

                      (i) that Assembler in its capacity as Master Distributor pursuant to the Master Distributor Agreement has provided Manufacturer not fewer than three consecutive monthly 90-day rolling projections, each of which demonstrate the forecast requirement for Automotive Canisters in respect of which Assembler alleges a shortfall or insufficiency in the supply of Automotive Canisters;

                      (ii) Assembler has issued purchase orders in respect of each of those periods and for the number of units not less than the number of units forecast; and

                      (iii) that Assembler has not failed to cure any material default within the requisite period following receipt of a notice to cure under the Master Distribution Agreement,

                      (iv) that Assembler has not failed to cure any material default within the requisite period following receipt of a notice to cure under the Assembly Agreement.

               (b) If all such conditions under subsection (a) above are satisfied, then upon thirty (30) days prior notice in writing by Assembler to Manufacturer requesting a temporary license pursuant hereto, the following shall apply;

                      (i) Manufacturer shall grant to Assembler a temporary non-exclusive license for the manufacture of a fixed number of Automotive Canisters having regard to the shortfall or projected shortfall in supply of Automotive Canisters, but in any event not exceeding [...***...] units, provided that for purposes of this section, any purchase order in excess of [...***...] units shall be deemed to be divided into separate orders each for [...***...] units (or any lesser remainder amount);

                      (ii) Manufacturer shall provide Assembler with the plans and specifications for the internal components of the Automotive Canister;

                      (iii) Assembler shall manufacture the Automotive Canister only in accordance with Manufacturer's then prevailing specifications for the Automotive Canister and shall mark each canister with a unique identifier approved by Manufacturer for the purpose of indicating that the unit was manufactured by Assembler; and

                      (iv) Notwithstanding any other provision of this Agreement and the Master Distributor Agreement, Assembler shall, and hereby does, accept all liability whatever, for warranty claims, service and repair, in respect of the Automotive Canister units which it produces hereunder, and Manufacturer's liability to Assembler or end-users shall accordingly be eliminated to that extent for purposes of this Agreement and the Master Distributor Agreement; provided, however, that Assembler's liability hereunder shall not extend to, and Manufacturer's liability will continue with respect to, any such claims that are related to the design, specifications or other aspects of the Automotive Canister over which Assembler has no control or authority.

        * CONFIDENTIAL TREATMENT REQUESTED



                                       3.

        2.2 Assembler shall purchase Automotive Canisters from Manufacturer upon purchase order, at a per unit base price of [...***...] plus applicable freight, insurance, duties, charges and other shipping charges. The initial order for Automotive Canisters shall be for at least [...***...] units, effective immediately upon execution by all parties of this Agreement and the Master Distributor Agreement between Manufacturer and Assembler. All subsequent orders for Automotive Canisters shall be for a minimum of [...***...] units per order. The terms for purchase of Automotive Canisters shall be the same as those terms (as modified to reflect the correct purchasing and selling parties) set forth in Sections 5.4 through 5.7 below.

        * CONFIDENTIAL TREATMENT REQUESTED

        2.3 Assembler shall provide Manufacturer a rolling, non-binding, 90-day forecast of its projected demand for Automotive Canisters to assist Manufacturer with its planning needs.

        2.4 Manufacturer shall provide a one-year warranty for all Automotive Canisters, substantially equivalent to the warranty provided by the Manufacturer to the Master Distributor Agreement.

3. ASSEMBLER PROVIDES HOUSING. The Assembler shall, at its sole cost, design and manufacture a housing, case and appurtenances in accordance with the criteria and specifications provided in writing to Assembler (which shall be provided to Assembler as soon as practicable following execution of this Agreement), (the "HOUSING") for the purpose of accommodating and incorporating the Automotive Canister in accordance with the agreed upon specifications.

4. ASSEMBLER ASSEMBLES AUTOMOTIVE UNIT. Assembler shall at its own cost assemble the Automotive Canister into the Housing to form the integrated and fully functional Automotive Unit.

5. PURCHASE OF HOUSING UNITS BY MANUFACTURER.

        5.1 ASSEMBLER PROVIDES HOUSING UNIT. Assembler hereby agrees to sell to Manufacturer the completed Housing units capable of accommodating the Automotive Canister so as to make the Automotive Unit.

        5.2 PRICE OF HOUSING. The price of each Housing is hereby fixed at the amount of Cost plus a gross profit margin of [...***...], where "Cost" means all of the direct costs of manufacturing the Housing in respect of the components and materials only, including all direct labor, but excluding amortized capital or equipment costs and excluding allocated general and administrative expense.

        * CONFIDENTIAL TREATMENT REQUESTED

        5.3 MANUFACTURER'S RESTRICTIONS ON SALE. Manufacturer acknowledges that so long as Assembler's rights as Master Distributor are exclusive under the Master Distributor Agreement, Manufacturer cannot sell or offer to sell any Automotive Canisters or Automotive Units: (i) in the Trading Area (as defined in the Master Distributor Agreement); or (ii) to Snap-On Canada Ltd. or any affiliate thereof.



                                       4.

        5.4 PURCHASE ORDER. All purchase orders must reference this Agreement. Housing units, if and when ordered by Manufacturer, shall be ordered by Manufacturer through the issuance of purchase orders, which shall be subject to and governed by this Agreement. Manufacturer may submit written purchase orders to Assembler from time to time during the Term of this Agreement. Except with respect to quantity and delivery terms on any purchase order of Manufacturer, the terms and conditions of this Agreement will supersede and take precedence over any additional or different terms on the face or reverse side of any such purchase order. Any such additional or different terms are deemed to be material alterations to the terms and conditions of this Agreement and will not be binding even if there is a signed acknowledgment or confirmation by Assembler of such purchase order unless such acknowledgment or confirmation is by an executive officer of Assembler.

        5.5 QUANTITY, DELIVERY DATE. Each such purchase order of Manufacturer will specify the quantity of Housing units being ordered, delivery terms, and the requested delivery date.

        5.6 SHIPPING. Prices and fees to Manufacturer are C.I.F. Manufacturer's warehouse. The Assembler will prepay and add applicable freight, insurance, duties, rates, charges and other shipping charges to the invoice. All Products shall be packed for shipment and storage in accordance with standard commercial practices. All risk of loss or damage will pass to Manufacturer upon delivery to the Manufacturer's warehouse. Assembler will deliver the Products according to the delivery dates specified in Manufacturer's purchase orders. Assembler will notify Manufacturer immediately and in writing of any anticipated failure of Assembler to be able to deliver Products according to such delivery dates, and in such event Assembler shall have the right to: (I) reschedule such delivery dates to mutually-agreed dates in the future; or (II) cancel, in whole or in part, the purchase orders applicable to such Products, without further liability to Manufacturer.

        5.7 PAYMENT. Assembler will invoice Manufacturer at the time of shipment for each Housing units order. Each such invoice will include the aggregate price for the Housing units shipment plus freight, taxes, duties and other costs prepaid by Assembler. All payments shall be made in U.S. dollars. Full payment of the amounts invoiced for each shipment will be paid within forty five (45) days of the date of Manufacturer's receipt of such invoice (which shall be no sooner than the date of delivery of such Housing units). Any Housing units not properly rejected within fifteen (15) business days of receipt of such Housing units by Manufacturer will be deemed accepted. Any invoice not paid when due, as provided in this section will be subject to a monthly charge of one percent (1.0%) of the unpaid portion thereof from the date of delivery.

        5.8 SITUS OF SALE. For purposes of taxation determination, the situs of the sale of the Housings to Manufacturer shall be Carson City, Nevada.

6. TERM. Unless earlier terminated in accordance with this Agreement, this Agreement shall be in effect for an initial term of five (5) years from the Effective Date ("TERM"), and provided that Assembler has not failed to cure any material default under this Agreement following Manufacturer's notice to cure as required under Section 9.1, such Term shall automatically renew for a renewal term of an additional five (5) years.



                                       5.

7. REPRESENTATIONS AND WARRANTIES OF THE MANUFACTURER.

        7.1 CORPORATE POWER. Manufacturer hereby represents and warrants that it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

        7.2 DUE AUTHORIZATION. Manufacturer hereby represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

        7.3 BINDING OBLIGATION. Manufacturer hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Manufacturer does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it nor result in the creation or imposition of any encumbrance upon any of the Products.

        7.4 OWNERSHIP OF PRODUCTS. Manufacturer hereby represents and warrants that (a) it is the duly authorized and exclusive licensee and beneficial owner of all such rights under such licenses with respect to the Products, (b) it has not granted any license under the Products in the Trading Area to any third party and is under no obligation to grant any such license, except to Assembler, and (c) there are no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied, regarding the Products which are inconsistent or in conflict with this Agreement.

        7.5 INFRINGEMENT; MISAPPROPRIATION. Manufacturer hereby represents and warrants that the Products provided to Assembler under this Agreement do not to its knowledge (a) infringe any patent, copyright, trademark, trade dress, trade secret or other proprietary right of any third party, or (b) misappropriate any trade secret of any third party.

        7.6 DISCLAIMER OF WARRANTIES. Except as expressly set forth in this Agreement, Manufacturer does not make any representation or warranty to the Assembler of any kind, express or implied, including, without limitation, any warranty of merchantability or fitness for a particular purpose.

        7.7 INTELLECTUAL PROPERTY. The Products, including without limitation the Automotive Canister, and including any registered and unregistered trademarks, trade names, copyrights, registered or unregistered user rights, patents, patent applications pending, inventions and know-how, are validly and beneficially licensed by the Manufacturer from Parent (and licensed by Parent from Graminia Developments Ltd. ("Graminia")) with full right to use and sub-license the same and are in good standing and, where appropriate, duly registered in all appropriate offices in the State of Nevada or elsewhere in the U.S.A. or Canada where so required to preserve the rights thereof and thereto. Such marks, names, copyrights, registered user rights, patents and inventions do not misappropriate or infringe upon the trademarks, trade names, copyrights, registered user rights, patents and inventions, or other proprietary right,



                                       6.

domestic or foreign, of any other person or third party or misappropriate any trade secret of any third party.

        7.8 LICENSES. The licenses and rights from Graminia to Parent and from Parent to Manufacturer for the Products are in full force and effect and the parties are not in breach thereunder, under no threat of cancellation by any of the parties thereto and to the extent set out in this Agreement is assignable or capable of sub-license to the Assembler. The foregoing license is exclusive and transferable by the Manufacturer with the consent of Parent and Graminia, which consent shall have been obtained and provided to Assembler in writing prior to the execution and effectiveness of this Agreement.

        7.9 LITIGATION. Except as disclosed in SCHEDULE B-1, there are no actions, suits, grievances or proceedings (whether or not purportedly on behalf of the Manufacturer) pending or threatened against Manufacturer, Graminia or Parent, before or by any federal, state, municipal or other governmental court, department, commission, board or agency or instrumentality, domestic or foreign which materially adversely affect or which could materially adversely affect the Products, the Patents or the rights granted to Assembler hereunder.

8. REPRESENTATIONS AND WARRANTIES OF THE ASSEMBLER.

        8.1 CORPORATE POWER. Assembler hereby represents and warrants that it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

        8.2 DUE AUTHORIZATION. Assembler hereby represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

        8.3 BINDING OBLIGATION. Assembler hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Assembler does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it, except that Assembler has entered into a non-competition agreement with EmiTech as previously disclosed to Manufacturer.

        8.4 DISCLAIMER OF WARRANTIES. Except as expressly set forth in this Agreement, Assembler does not make any representation or warranty to the Manufacturer of any kind, express or implied, including, without limitation, any warranty of non-infringement, merchantability or fitness for a particular purpose.

        8.5 INTELLECTUAL PROPERTY. Assembler acknowledges that, except as to rights identified as belonging to Assembler under Section 12 below and except for the license and other rights granted in this Agreement, it has no right to ownership in any of the intellectual property rights relating to Products, including any registered and unregistered trademarks, trade names, copyrights, registered or unregistered user rights, patents, patent applications pending, inventions and know-how relating primarily to the Products, including without limitation the Automotive Unit and the Automotive Canister.



                                       7.

        8.6 OWNERSHIP OF THE HOUSING. Assembler hereby represents and warrants that it will be the beneficial owner or licensee of all right, title and interest in the Housing.

        8.7 INFRINGEMENT; MISAPPROPRIATION. Assembler hereby represents and warrants that the Housing will be an original work of Assembler (without any unauthorized third party contribution or contents) and will not to its knowledge
(a) infringe any patent, copyright, trademark, trade dress, trade secret or other proprietary right of any third party, or (b) misappropriate any trade secret of any third party.

        8.8 SECURITY INTEREST. Assembler acknowledges that Manufacturer has a continuing beneficial security interest in all Automotive Canisters, continuing even after the canisters are assembled in the Housing and integrated in the Automotive Unit, and the Assembler, as Assembler or Master Distributor, shall hold all canisters and all proceeds derived from the sale of the Automotive Units in trust for the sole use and benefit of Manufacturer until all liability to Manufacturer in respect of the purchase of the Automotive Canisters is satisfied in full. Manufacturer's security interest shall extend to other property acquired with the proceeds from such sales and to proceeds of such sales.

        8.9 LITIGATION. Except as disclosed on SCHEDULE B-2, there are no actions, suits, grievances or proceedings (whether or not purportedly an behalf of the Assembler) pending or threatened against Assembler which have a material adverse effect upon or which may reasonably be expected to have a material adverse effect upon, Assembler's performance or Manufacturer's rights under this Agreement, or any products assembled hereunder, before or by any federal, state, municipal or other governmental court, department, commission, board or agency or instrumentality, domestic or foreign, whether or not insured, and which might involve the possibility of any lien, charge, encumbrance or other right of another against any Products or Assembler intellectual property used by Assembler hereunder.

9. TERMINATION.

        9.1 TERMINATION FOR CAUSE. Either party may terminate this Agreement for the material breach of this Agreement or any purchase order by the other party which material breach has remained uncured for a period of thirty (30) days from the date of delivery of written notice thereof to such breaching party, which notice shall specify the curative or remedial action to be taken by the other party. In such case, termination shall become effective after the end of the thirtieth day from such notice. For purposes of this Agreement, material breach shall include, without limitation, the occurrence of any of the following: (i) any proceedings in bankruptcy, insolvency, receivership or liquidation are taken or instituted against a party; or (ii) a party makes an assignment for the benefit of creditors or commits an act of bankruptcy or insolvency.

        9.2 AUTOMATIC TERMINATION. This Agreement shall automatically terminate, without more and without notice, if either party attempts to assign, sell or encumber this Agreement in any manner whatever without the prior written consent of the other party in violation of Section 16.



                                       8.

        9.3 EFFECT OF TERMINATION. Either party's obligations under this Agreement which by their nature would continue beyond termination, expiration or cancellation of this Agreement shall survive termination, expiration or cancellation of this Agreement.

10. NEW PRODUCTS. Unless otherwise specified by Assembler, Manufacturer shall supply the specifications for the newest version or enhancement of (and, except as otherwise required pursuant to Section 2.1, limited to the external specifications of) the Automotive Canister, to Assembler. Manufacturer reserves the right at any time to make changes in specifications, construction or design of the Products; provided, however, that any changes shall meet the requirements and conform to the specifications of Assembler in respect of the Housing as set forth pursuant to this Agreement. Manufacturer shall present not less than 90 days prior written notification of any proposed changes. Any Products so changed shall be accepted by Assembler as standard Products conforming to existing orders so long as they do not adversely affect physical or functional interchangeability for performance of the Automotive Canister, the Housing or the Automotive Unit.

11. STANDARD OF CONDUCT OF THE PARTIES. The parties hereby agree to deal with each other in good faith and provide their commercially reasonable efforts in the supply, manufacture, assembly and support of the Automotive Canister, Housing and Automotive Unit. The parties agree to keep each other reasonably and currently informed with respect to the Products and any improvements or enhancements to them or derivatives therefrom.

12. CERTAIN TECHNOLOGY RIGHTS. Manufacturer hereby acknowledges that all intellectual property, including know-how and proprietary rights and the rights to obtain patents, copyrights, trade marks and other rights relating to the Housing shall belong to the Assembler. The provisions of Section 21 of the Master Distributor Agreement are incorporated herein by reference.

13. INDEPENDENT CONTRACTOR STATUS.

        13.1 This Agreement does not constitute Assembler as a legal representative, joint venturer, partner, employee, servant or agent of Manufacturer for any purpose whatever. Assembler is an independent contractor assembling the Automotive Canister (and in the event it invokes a temporary license to do so, manufacturing the Automotive Canister), Housing and Automotive Units and carrying on business solely on its own behalf and is in no way authorized to make any contract, agreement, warranty or representation on behalf of Manufacturer, or to create any obligation, express or implied, on behalf of Manufacturer, other than as expressly set out herein, in the Master Distributor Agreement or in the Manufacturer's written limited warranty.

        13.2 Assembler shall not be held responsible for any act, omission, opinion or other obligation of the Manufacturer.

14. CONSEQUENTIAL DAMAGES WAIVER/ LIMITATION OF LIABILITY. NO PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES INCLUDING WITHOUT LIMITATION, LOST PROFITS, SAVINGS, OR INCOME, REGARDLESS OF THE FORM OF ACTION, WHETHER IN



                                       9.

CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15. INDEMNIFICATION.

        15.1 MANUFACTURER INDEMNIFICATION. Manufacturer will fully defend, indemnify, and hold Assembler and its officers, directors and employees, to the extent of their lawful acts, harmless from any claim, suit, threat or legal proceeding and all damages, costs, expenses, and other liabilities arising from any of the foregoing (including attorneys' fees) resulting from the inaccuracy of any representations or warranties of Manufacturer or Manufacturer's breach of any of its warranty obligations hereunder.

        15.2 ASSEMBLER INDEMNIFICATION. Assembler will fully defend, indemnify, and hold Manufacturer and its officers, directors and employees, to the extent of their lawful acts, harmless from any claim, suit, threat or legal proceeding and all damages, costs, expenses, and other liabilities arising from any of the foregoing (including attorney's fees) resulting from the inaccuracy of any representations or warranties of Assembler or Assembler's breach of its warranty obligations hereunder.

        15.3 NOTIFICATION. Each party seeking indemnification under this Agreement agrees to notify the other party promptly in writing of each claim, suit, threat or legal proceeding, and to give such other party sole control over and information and reasonable cooperation (at such other party's expense) for the defense thereof.

16. NO ASSIGNMENT. This Agreement may not be assigned, sold or encumbered by either party without the prior written consent of the other party, which consent may be arbitrarily withheld.

17. NO BROKER. Each of the parties to this Agreement represents and warrants to the other that all negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried on between them directly, without the intervention of any other party in such manner as to give rise to any valid claim against any of the parties for a brokerage commission, finder's fee or other like payment.

18. NON-WAIVER. No investigations made by or on behalf of the one party at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any representation, warranty or indemnity made by or imposed upon the other party in or pursuant to this Agreement. No waiver by a party of any condition, in whole or in part, shall operate as a waiver of any other condition.

19. DISPUTE RESOLUTION. The parties agree to resolve disputes without litigation and in accordance with the dispute resolution and arbitration provisions set out in SCHEDULE C hereto which are hereby incorporated herein as part of this Agreement.

20. FURTHER NEGOTIATION. The parties shall cooperate and negotiate in good faith as to the following: (i) by November 15, 1999, the parties shall have made a determination as to Assembler's participation in the assembly and/or distribution, sale and marketing of the Global



                                      10.

Leak Heavy Duty Truck Machine; and (ii) Manufacturer shall provide Assembler an equal opportunity to bid on the exclusive assembly rights of other Products, including without limitation, the Marine Model and the Instrumentation Machine, and the exclusive assembly rights and marketing, distribution and sale rights for the Heat Exchanger Machine.

21. RIGHT OF FIRST REFUSAL. Except as otherwise may be agreed by the parties, Manufacturer, Parent or any affiliate of either of them (collectively, "GLDI") shall not sell or in any manner, except in a non-arm's length transaction with an affiliate of Manufacturer as part of a reorganization or restructuring of Manufacturer and its affiliates, transfer ("TRANSFER") any of the shares of or other equity interest in Manufacturer, or any other right or interest therein (any of such shares or other equity interest, or any other right or interest therein, ("SHARES"), or any patents or other proprietary rights in connection with the Products and which are the subject of this other Agreement or the Master Distributor Agreement ("PATENTS"), whether voluntarily, by operation of law or upon a change in control, for consideration or by gift or otherwise, except by a Transfer which meets the requirements hereinafter set forth in this section and except for a transfer of Shares to an entity affiliated with GLDI pursuant to a reorganization of GLDI as described above.

        21.1 If GLDI desires to Transfer any Shares or Patents, GLDI shall first give written notice thereof to Assembler. Such notice shall indicate the relevant terms and conditions of the proposed Transfer, name the proposed transferee, and state the number of Shares (or the extent and nature of the interest) or the Patents proposed to be Transferred, the proposed consideration including timing and form thereof, and all other material terms and conditions of the proposed Transfer.

        21.2 For thirty (30) days following receipt of such notice, Assembler shall have the exclusive option to purchase all of the Shares or Patents described in the notice at the price and upon the terms set forth in such notice. In the event Assembler elects to purchase all of the Shares or Patents described in the notice, it shall give written notice to Manufacturer of its election to purchase.

        21.3 Notwithstanding anything contained herein to the contrary, Assembler may assign its rights under this section upon the prior written consent of Manufacturer, which consent may be arbitrarily withheld; provided that no consent shall be required for an assignment in a non-arm's length transaction with an affiliate of Assembler as part of a reorganization or restructuring of Assembler and its affiliates.

        21.4 Assembler shall have the option to elect to pay for said Shares or Patents on substantially the same terms and conditions set forth in the notice from GLDI regarding the proposed Transfer of such Shares or Patents.

        21.5 In the event Assembler does not elect to acquire all of such Shares or Patents, GLDI may, within the sixty-day period following the expiration of the option rights granted to Assembler herein, Transfer the Shares or Patents as specified in the notice, provided such Transfer is on the terms set forth in the notice to Assembler.



                                      11.

        21.6 The foregoing exclusive right of first refusal shall terminate as of the date one (1) year following the expiration or termination of the later to expire of this Agreement or the Master Distributor Agreement.

22. CONFIDENTIALITY, NON-DISCLOSURE AND NON-COMPETITION COVENANTS. The Confidentiality and Non-Disclosure Agreements attached hereto as SCHEDULE D-1 and SCHEDULE D-2 hereto, and the Non-Competition Agreement attached hereto as SCHEDULE E hereto, are hereby incorporated herein as part of this Agreement.

23. MISCELLANEOUS.

        23.1 INTERPRETATION. Wherever the singular or masculine is used in this Agreement the same shall be interpreted as including the plural, feminine or neuter wherever the context so requires. The captions and headings are inserted for convenience of reference only, form no part of this Agreement and in no way define, describe or limit the scope or intent of this Agreement or any provision hereof.

        23.2 FURTHER ACTS. In order to fulfill the intent of the parties hereto, they shall execute from time to time all reasonable documents and do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement, to implement it in all respects or to fulfill consequential aspects thereof, which any other party may request from time to time at the expense, if any, of the party so requesting.

        23.3 SEVERABILITY. If a Court or duly constituted arbitrator would declare that all or any portion of the provisions of this Agreement are void or unenforceable in the circumstances, this Agreement shall, automatically and without further act on the part of the parties hereto, be reduced in scope to such an extent as to be valid and enforceable in the circumstances. The invalidity of any provision of this Agreement or any covenant contained herein on the part of any party shall not affect the validity of any other provision or covenant herein, which shall remain in fun force and effect

        23.4 GOVERNING LAW. Subject to the procedures set out in the Dispute Resolution provisions set out in SCHEDULE C hereto, this Agreement shall be governed by and construed pursuant to and in accordance with, including the enforcement thereof, the laws of the State of California and the laws of United States of America applicable therein without reference to conflict of laws principles and excluding the United Nations Convention on Contracts for the International Sale of Goods. Any disputes under this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts and the Federal courts located in Orange County, California, and the parties hereby consent to the personal and exclusive jurisdiction and venue of these courts.

        23.5 ENTIRE AGREEMENT. This Agreement, including the Schedules attached hereto, and the Assembly Agreement, constitute the entire agreement between the parties. reflects all the agreements, understandings, representations, conditions and warranties by and between the parties, and any prior understanding or representation of any kind preceding the Effective Date shall not be binding upon either party unless expressly stated herein in writing or clearly and expressly incorporated by reference herein in writing. The execution of this Agreement has not



                                      12.

been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or promises whatever except to the extent expressly granted herein in writing or clearly and expressly incorporated by reference herein in writing. No party shall be liable for any representation made or omitted unless it is expressly set forth in this Agreement.

        23.6 AMENDMENT OF THIS AGREEMENT. Any amendment or modification of this Agreement or additional obligation assumed by any party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party. Any alteration, amendment or qualification of this Agreement shall be null and void and shall not bind any party unless made in writing.

        23.7 NOTICE. All notices contemplated or required to be given hereunder shall be effective if sent by prepaid mail, facsimile transfer or delivered personally to any of the parties at the address listed below or at such other address as the party to whom such notice is to be given otherwise directs in writing. Any notice delivered aforesaid shall be effective on the date of facsimile transfer or delivery and any notice mailed as aforesaid shall be effective three (3) business days after the mailing thereof, provided that where interruption of mail services is likely by reason of any strike or other labor dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.


               To Manufacturer at:          c/o 7717-67 Street
                                            Edmonton, Alberta Canada T6B 2K4
                                            Attn: Gerald Vanberg
                                            Fax:  (780) 448-3610

               With a copy to:              Nichols & Company
                                            #2020, 10123-99 Street
                                            Edmonton, Alberta Canada T5J 3H1
                                            Attn:  Neil W. Nichols
                                            Fax:   (780) 497-7799

               To Assembler at:
                                            Lee Melody
                                            1431 S. Village Way
                                            Santa Ana, CA  92705
                                            Fax:  (714) 558-0370

               With a copy to:              Jeremy D. Glaser, Esq.
                                            Cooley Godward LLP
                                            4365 Executive Drive, Suite 1100
                                            San Diego, CA 92121
                                            Fax: (619) 453-3555

        23.8 TIME OF ESSENCE. Time shall be of the essence of this Agreement.



                                      13.

        23.9 WAIVER. Any waiver of any term, provision or condition of this Agreement to be effective must be in writing and signed by the party waiving such term, provision or condition stating with specificity the particular provision or provisions being waived and for what event or period of time. No waiver of any one or more provisions shall be deemed to be a further waiver or continuing waiver of such terms, provisions or conditions or any other term provisions or conditions unless the waiver specifically so states.

        23.10 FORCE MAJEURE. No right of any party hereto shall be prejudiced by events beyond a party's reasonable control and without negligence of the party charged with performance hereunder, including without limitation pressures or delays from outside parties, labor disputes, the exigencies of nature, governments, regulatory authorities and acts of God, particularly as they may affect the performance of this Agreement. All times herein provided for shall be extended by the period necessary to cure any such event and the party affected shall use all reasonable means to do so promptly.

        23.11 WARRANTY OF AUTHORITY. Any such execution of this Agreement is a representation and warranty to the other party that the party so signing has full authority in all requisite capacities to do so.

        23.12 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

        23.13 COUNTERPARTS AND FAX COPIES. This Agreement may be executed in counterpart and may be delivered by fax copies thereof and when the whole is so executed and delivered it shall constitute a valid and binding agreement among the parties so executing and delivering the agreement effective as of the Effective Date. Fax Signatures shall be deemed to be accepted as original.

        23.14 ATTORNEYS' FEES. In any proceeding between the parties arising from or related to the interpretation, construction or enforcement of this Agreement, subject to the Dispute Resolution provisions of SCHEDULE C, the prevailing party shall, in addition to recovering all costs of suit, be entitled to an award of actual attorneys' fees incurred, whether in an original action or on appeal.

        IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        GLOBAL LEAK DETECTION (U.S.A.), INC.


                                        s/   Gerald Vanberg
                                        ----------------------------------------
                                        Gerald Vanberg, President



                                        MOTORVAC TECHNOLOGIES, INC.


                                        s/   Lee W. Melody
                                        ----------------------------------------
                                        Lee W. Melody, President



                                      14.

                       SCHEDULES AND EXHIBITS NOT INCLUDED